UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2007 (April 27, 2007)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Missouri

	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01       Entry into a Material Definitive Agreement.

On April 27, 2007, the holders of record of 100% of the outstanding $50,000,000 principal amount of Epiq System, Inc. 4% Contingent Convertible Subordinated Notes elected to extend the maturity of the Notes from June 15, 2007, to June 15, 2010, in accordance with the terms of the Notes. Under the original terms of the Notes, the holders of more than 50% of the outstanding notes had the option, at their election, to extend the maturity of the Notes to a date no later than June 15, 2010. The maturity of the notes was extended by the noteholders pursuant to this provision.

The CUSIP number for the Notes, 26882DAB5, will remain the same and reflect the extended maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: May 1, 2007
	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive
Officer and Director